EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2019 with respect to the consolidated financial statements of Mexco Energy Corporation appearing in the 2019 Annual Report of Mexco Energy Corporation to its shareholders on Form 10-K for the year ended March 31, 2019 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ WEAVER AND TIDWELL, L.L.P.

Midland, Texas

October 2, 2019